Exhibit 10.9

FIFTH AMENDMENT TO SECURITY AGREEMENT

[Great Lakes Aviation, Ltd.]

THIS FIFTH AMENDMENT TO SECURITY AGREEMENT [Great Lakes Aviation, Ltd.] is entered into as of March 23, 2007 (the “Agreement”), by and between Great Lakes Aviation Ltd., as debtor (the “Debtor”), and Raytheon Aircraft Credit Corporation (the “Secured Party”).

WITNESSETH:

WHEREAS, Debtor and Secured Party are parties to an existing security agreement as previously amended from time to time that is described and defined on Exhibit A attached hereto and referred to as the “Security Agreement” (capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Security Agreement);

WHEREAS, the Security Agreement encumbers various aircraft parts and other collateral collectively described herein as the “Collateral”;

WHEREAS, Debtor has entered into an Amended and Restated Restructuring Agreement dated as of March 9, 2007 with the Secured Party (as amended and in effect from time to time, the “2007 Restructuring Agreement”) whereby, among other things, the Secured Party has agreed to restructure its financing of certain aircraft;

WHEREAS, the parties intend by this instrument to amend the Security Agreement as of March __, 2007, to specifically reflect that the Security Agreement secures payments of the Debtor’s obligations under the 2007 Restructuring Agreement and the Notes as defined therein (as so defined, the “Notes”) in addition to any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereinafter arising), as well as any renewals, extensions or changes in the form of said obligations or indebtedness;

WHEREAS, the parties, by this amendment, intend to include a updated listing of all Collateral relating to Debtor’s obligations under the 2007 Restructuring Agreement and the Notes as well as any and all other indebtedness owed by Debtor to the Secured Party;

FAA Security Agreement Amendment

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

1.	Debtor acknowledges and confirms that the security interest granted pursuant to Section 1 of the Security Agreement secures payment of all indebtedness, obligations and liabilities of Debtor to Secured Party, now existing or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the 2007 Restructuring Agreement, the Notes and the other Transaction Documents (as defined in the 2007 Restructuring Agreement), including, without limitation, all such indebtedness, obligations and liabilities that would become due but for the operation of the automatic stay pursuant to section 362(a) of the Federal Bankruptcy Code and the operation of sections 502(b) and 506(b) of the Federal Bankruptcy Code and including, without limitation, post-petition interest;

2.	Exhibit A to the Security Agreement is hereby amended in its entirety by substituting in its place Exhibit A-1 hereto, and all locations previously subject to the Security Agreement, and not described on Exhibit A-1 hereto, are hereby released from the terms thereof.

3.	Exhibit B to the Security Agreement is hereby amended in its entirety by substituting in its place Exhibit B-1 hereto, and all engines previously subject to the Security Agreement, and not described on Exhibit B-1 hereto, are hereby released from the terms thereof.

4.	Debtor hereby grants to Secured Party a security interest in all of the Collateral described on Exhibit A-1 and Exhibit B-1 attached hereto. Except as modified and supplemented hereby, the Security Agreement remains in full force and effect and is hereby ratified and confirmed.

5.	Debtor hereby covenants and agrees that it is a certificated air carrier holding a certificate issued under 40 U.S.C. § 44705.

6.

THIS AMENDMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN “EVENT OF

FAA Security Agreement Amendment	- 2 -

DEFAULT” SHOULD OCCUR, RACC (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR RACC TO OBTAIN POSSESSION OF THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS. THE PARTIES EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AMENDMENT, THE SECURITY AGREEMENT AS AMENDED HEREBY OR OTHER DOCUMENT RELATED THERETO. THE PARTIES EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH APPLICABLE STATE.

7.	ALL PARTIES TO THIS AMENDMENT HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN THE EVENT OF LITIGATION CONCERNING THIS AMENDMENT OR THE SECURITY AGREEMENT AS AMENDED HEREBY.

8.	This Amendment may be executed and delivered by the parties hereto in separate counterparts, each of which when executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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FAA Security Agreement Amendment	- 3 -

Executed as of this 23 day of March, 2007, at Wichita, Kansas.

GREAT LAKES AVIATION, LTD.		RAYTHEON AIRCRAFT CREDIT CORPORATION

By:	/s/ Michael Matthews	By:	/s/ Andrew Mathews
Name:	Michael Matthews	Name:	Andrew Mathews
Title:	Chief Financial Officer	Title:	President

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EXHIBIT A

Security Agreement

Security Agreement and Encumbrance Against Air Carrier Aircraft Engines, Propellers, Appliances and Spare Parts dated August 21, 1997 by and between Great Lakes Aviation, Ltd., as debtor, and Raytheon Aircraft Credit Corporation, as secured party, recorded by the Federal Aviation Administration Aircraft Registry on October 1, 1997 as Conveyance Number XX008998 amended by the Amendment dated as of December 1, 2000, recorded October 4, 2001, as Conveyance No. NN022610, amended by Second Amendment and Supplement to Security Agreement dated as of June 29, 2001, recorded October 4, 2001, as Conveyance No. NN022612, amended by Third Amendment to Security Agreement dated as of July 2, 2001, recorded October 5, 2001, as Conveyance No. NN022613, and amended by Fourth Amendment to Security Agreement dated as of December 31, 2002, recorded January 27, 2003, as Conveyance No. BB038341.

FAA Security Agreement Amendment

EXHIBIT A-1

Great Lakes Aviation, Ltd.
Spare Parts Locations

GREAT LAKES AVIATION
1022 AIRPORT PARKWAY
CHEYENNE WY. 82001

CERTIFIED REPAIR STATION
1204 AIRPORT PARKWAY
CHEYENNE, WY 82001

GREAT LAKES AVIATION
3851 N. SKY PARK ROAD
GRAND ISLAND, NE 68801

GREAT LAKES AVIATION
HURON REGIONAL A/P
1501 COLORADO AVENUE N.W.
HURON, SD 57350

GREAT LAKES AVIATION
8900 PEÑA BLVD., A-52
DENVER, CO 80249

EXHIBIT B-1

Great Lakes Aviation, Ltd.

Spare Engines

Engine Model	Engine Serial #
PT6A-67D	114179
PT6A-67D	PS0090
PT6A-67D	PS0082
PT6A-67D	PS0069
PT6A-67D	PS0059
PT6A-67D	PS0084
PT6A-67D	114267
PT6A-67D	PS0072
PT6A-67D	114218
PT6A-67D	PS0017
PT6A-67D	114277
PT6A-67D	PS0056
PT6A-67D	PS0001
PT6A-67D	114305
PT6A-65B	32358